Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-267889 and 333-260458 on Forms S-3, and Registration Statement Nos. 333-264023, 333-261778, 333-263306 on Forms S-8 of our report dated March 23, 2023, relating to the financial statements of BlackSky Technology Inc. appearing in this Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

/s/ Deloitte & Touche LLP

McLean, Virginia
March 23, 2023